Vic Devlaeminck
ATTORNEY - CPA

Licensed in
Oregon & Washington

10013 N.E. Hazel Dell Avenue
Suite 317
Vancouver, WA 98685

Telephone:(503) 806-3533
Fax (877) 284-0903
Email: jevic321@aol.com

October 16, 2014

Amrose Oil Company, Inc.
3525 Sage Road, Suite 1416
Houston, Texas 77056

RE: S-1 Registration Statement for common stock of Amrose Oil Company, Inc.

Gentlemen:

As in-house counsel for Amrose Oil Company, Inc., a Nevada corporation (the "Company"), I have been asked to provide an opinion with regard to the registration of 1,066,000 shares of common stock of the Company, par value $0.001 per share (the "Shares") on the Company's Registration Statement on Form S-1 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

In rendering this opinion, along with certain verbal representations of the Company and its officers, directors and agents, I have examined and relied upon the following documents of the Company (the "Documents"):

(1) Certificate of Incorporation of the Company;
(2) Bylaws of the Company, as amended to date; and
(3) Certified Resolutions adopted by the Board of Directors of the Company authorizing the issuance of the Securities.

In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as copies, and the legal capacity of all natural persons who have signed such documents.

I have also assumed the accuracy and veracity of the verbal statements made to me by the Company and its officers, directors and agents. I have not undertaken any independent or further investigation beyond the Documents and such representations, nor have I independently verified the adequacy or accuracy of the Documents or such representations.

Based upon the foregoing and in reliance thereon and subject to

the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that the Shares being registered under the Registration Statement for resale by selling shareholders have been duly authorized, validly issued, fully paid and non-assessable.

I express no opinion as to compliance with the Act or "blue sky" laws of any state in which the stock is proposed to be offered and sold, or as to the effect, if any, which non-compliance with such laws might have on the validity of transfer of the stock.

This opinion covers only the matters set forth herein, and nothing in this opinion shall be deemed to be an express or implied opinion related to any other matters not specifically set forth above.

As for my credentials, I am a licensed attorney in the states of Oregon (Bar #861803) and Washington (Bar #16609). I am not independent with respect to Amrose Oil Company, Inc., as I am currently an officer, director and shareholder of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference therein to me under the heading "legal Matters" in the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

This opinion is valid as of the date above stated and is based solely on the facts and circumstances known to me as of such date. In addition, in rendering this opinion, although I reserve he right to modify or amend this letter upon the receipt of additional information or otherwise, I expressly assume no obligation to revise, update or supplement this opinion in response to any subsequent factual or legal developments, nor to advise you of changes which may be brought to my attention after the date of the Registration Statement. The opinion expressed herein is provided solely for the benefit of the Company in connection with the filing of the Registration Statement with the Commission, and is not to be transmitted to any other person, nor is it to be relied upon by any other person or for any other purpose or referred to in any public document or filed with any government agency or other person without my prior written consent.

Sincerely,

Vic Devlaeminck

Vic Devlaeminck
VD/wp